Exhibit 99.8(i)(iv)

Execution Copy

Amendment to Fund Participation and Service Agreement
between
Protective Life Insurance Company
American Funds Distributors, Inc.
American Funds Service Company
Capital Research and Management Company
And American Funds Insurance Series

Protective Life Insurance Company (“Insurance Company”) for itself and on behalf of one or more separate accounts of the Insurance Company (“Separate Accounts”), American Funds Distributors, Inc.(“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”) and American Funds Insurance Series (the “Series”), have previously entered into a Fund Participation and Service Agreement dated June 18, 2015 (as amended to date, the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is acknowledged, the parties agree to amend the Agreement as follows:

  Exhibit A is deleted and replaced with the attached Exhibit A.

  Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed as of March 22, 2021.

PROTECTIVE LIFE INSURANCE COMPANY

for itself and on behalf of the Separate Accounts

By: __/s/ Steve Cramer___________________

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ Timothy McHale___________________________

Name: Timothy McHale

Title: Secretary

AMERICAN FUNDS INSURANCE SERIES

By: /s/ Steve Koszalka___________________________

Name: Steve Koszalka

Title: Secretary

AMERICAN FUNDS SERVICE COMPANY

By: /s/ Angela Mitchell___________________________

Name: Angela Mitchell

Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Michael J. Triessl

Name: Michael J. Triessl

Title: Authorized Signer

EXHIBIT A

Insurance Company Accounts

Protective Variable Annuity Separate Account
Protective Variable Life Separate Account
Protective COLI VUL Separate Account
Protective COLI PPVUL Separate Account
PLICO Variable Annuity Account S